SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):October 15, 1997(October1,1997)


                        OUTLOOK INCOME/GROWTH FUND VIII,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


         California                0-14593               33-0104267
        (State or other        (Commission              (IRS Employer
        jurisdiction of         File Number)            I.D. Number)
        incorporation)


        400 South El Camino Real, Suite 1100, San Mateo, California 94402
                    (Address of principal executive offices)

Registrant's Telephone number, including area code: (415) 343-9300






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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On October 1, 1997, Huntington Breakers Apartments, Limited, a joint venture in which Outlook Income/Growth Fund VIII, A California Limited Partnership ("the Partnership"), holds a 50% general partner interest, sold its sole real estate asset, a 342-unit apartment complex located in Huntington Beach, California. The 342-unit apartment complex was sold to Essex Portfolio, L.P., an unrelated party, for $30,400,000. The sale proceeds were used to payoff the first and second deeds of trusts, secured by the property totaling $16,000,000 and $2,500,000, respectively, and settlement and other closing costs, including a $912,000 transaction fee payable to the general partner. Approximately, $11,000,000 of the net proceeds will be used to pay advances, guaranty payments and preference amounts due to the Partnership. Upon settlement of all liabilities and distribution of its assets, Huntington Breakers Apartments, Limited will be dissolved.

Upon receipt of the above-noted distribution and the satisfaction of any liabilities, the Partnership plans to disburse the remaining cash to its partners and liquidate the Partnership.

Item 7.       FINANCIAL STATEMENTS

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Partnership to provide the financial statements required by Item 7 (b)
(1) of Form 8-K. In accordance with Item 7 (a) (4) of Form 8-K, the Partnership will file such financial statements by incorporation into it's September 30, 1997 Form 10-Q to be filed no later than November 14, 1997.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           OUTLOOK INCOME/GROWTH FUND VIII,
                                           A CALIFORNIA LIMITED PARTNERSHIP


                                  By:      Glenborough Corporation,
                                           a California corporation
                                           Its Managing General Partner



Date:  October 15, 1997          By:      /S/ Terri Garnick
                                          Terri Garnick
                                          Chief Financial Officer




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